EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Investor Relations	Media Relations
Dave Spille	Sarah Welz
webMethods, Inc.	webMethods, Inc.
(703) 460-5972	(703) 251-3207
DSpille@webMethods.com	SWelz@webMethods.com

WEBMETHODS ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

FAIRFAX, Va. — July 2, 2004 — webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced preliminary results for its fiscal first quarter ended June 30, 2004. For the quarter, webMethods expects to report quarterly total revenue in the range of $40 million to $41 million, compared to $43.2 million in the prior year period and $55.8 million in the quarter ended March 31, 2004. Total revenue guidance for the June 2004 quarter, which was given on April 27, 2004, was a range of $51 million to $56 million.

For the fiscal first quarter ended June 30, 2004, under U.S. generally accepted accounting principles (GAAP), the company expects to report a net loss of $0.22 to $0.25 per share compared to a net loss of $0.13 per share in the prior year period and a net loss of $0.11 per share in the quarter ended March 31, 2004. Excluding amortization of stock compensation and warrant charges of approximately $700,000 and amortization of intangible assets of approximately $600,000, the company expects to report a pro forma net loss per share of $0.19 to $0.22 for the fiscal first quarter ended June 30, 2004, compared to pro forma net loss per share guidance for the June 2004 quarter, which was given on April 27, 2004, of a range of a pro forma net loss of $0.07 per share to $0.00 per share (break-even) after excluding estimated amortization of stock compensation and warrant charges and the amortization of intangible assets totaling approximately $1.3 million. Important information regarding this pro forma information is provided below under “Non-GAAP Financial Measures”, and should be read to better understand why this information is presented.

“We are disappointed in our revenue performance this quarter, even though like other companies in the enterprise software industry we historically have found our fiscal first quarter to be challenging. We are especially disappointed given the sequential revenue growth and operating margin expansion we posted in our previous three quarters,” said Phillip Merrick, chairman and CEO, webMethods, Inc. “We had an unusual number of seven figure opportunities in our pipeline that did not close, including one in excess of five million dollars. Although we did close three million dollar transactions in the quarter, lower closure rates of these large deals contributed significantly to our shortfall in the June 2004 quarter. We remain confident in our long-term outlook given the ongoing success our customers’ are achieving in areas that are vital to their businesses.”

Additional June 30, 2004 Quarterly Financial Highlights

•	Cash and marketable securities at June 30, 2004 are expected to decrease to a range of approximately $146 million to $147 million, compared to $155.9 million in the prior quarter.

•	License revenue for the June 2004 quarter is expected to be in the range of $13 million to $14 million, compared to $21.8 million in the prior year period and $28.4 million in the quarter ended March 31, 2004.

•	International revenue as a percent of total revenue is expected to be approximately 40%.

•	No single customer represented 10% or more of total revenue in the fiscal first quarter.

Conference Call Information

webMethods will host a conference call to further discuss its fiscal first quarter preliminary financial results at 8:30 a.m. Eastern Time on Friday, July 2, 2004. The conference call will be available via web cast at http://www.webmethods.com/investors or via dial-in at 800-479-9001 or 719-457-2618. A replay of the conference call will be available through midnight on July 9, 2004 at http://www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 656708.

Non-GAAP Financial Measures: This press release contains pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items. Pro forma results for the June 2004 quarter exclude amortization of stock compensation and warrant charges of approximately $700,000, and the amortization of intangible assets of approximately $600,000.

Pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical operating results and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ actual and expected results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported and to financial guidance for the fiscal first quarter provided by webMethods in April 2004, as well as financial models and expectations of securities analysts.

About webMethods, Inc.

webMethods (Nasdaq: WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 1,100 enterprise customers worldwide to run, measure and optimize their business. Recognized in 2003 as the fastest growing software company in North America by Deloitte, webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

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webMethods is a registered trademark, and Global Business Visibility is a trademark, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, net earnings or loss and pro forma earnings or loss per share) and financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or parts of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the US and abroad on the company’s customers and prospects and their IT spending budgets and priorities; difficulties in integrating acquired businesses, executing on plans for future growth or new sales or marketing initiatives, and providing requested technical and support services capabilities for all products; variations in the size and timing of customer orders and demand for software offered by webMethods; ability to maintain or increase market acceptance and market share; impact of competitive and pricing pressures; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; ability to manage expenses in response to changing market conditions; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2004, which is on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.